Exhibit 99.1

Press Release December 17, 2008

6714 Pointe Inverness Way, Suite 200

Fort Wayne, IN  46804-7932

260.459.3553 Phone

260.969.3590 Fax

www.steeldynamics.com

Steel Dynamics Announces Fourth Quarter 2008 Cash Dividend

FORT WAYNE, INDIANA, December 17, 2008 – Steel Dynamics, Inc. – (NASDAQ-GS: STLD) today announced that its Board of Directors has declared a quarterly cash dividend of $0.10 per common share to be distributed to shareholders of record at the close of business on December 31, 2008. This dividend will be payable on or about January 12, 2009.

Contact:	Fred Warner, Investor Relations Manager, (260) 969-3564 f.warner@steeldynamics.com